Exhibit 99

FOR IMMEDIATE RELEASE                                   FOR FURTHER INFORMATION
Submitted:  March 16, 1998                              Scott C. Harvard
                                                        President and CEO
                                                        (757) 787-1335


                                   SHORE BANK
                           ESTABLISHES HOLDING COMPANY

Onley, Virginia -- Shore Bank today announced the consummation of its reorganization into the thrift holding company structure (the "Reorganization"). The Bank's common stock is now wholly owned by Shore Financial Corporation and each share of common stock of Shore Bank now represents one share of common stock of the new holding company. As a result of the Reorganization, Shore Financial Corporation is now a thrift holding company.

The Reorganization was approved by the stockholders of the Bank at the Bank's Annual Meeting of Stockholders held on November 20, 1997. Scott C. Harvard, President and Chief Executive Officer of Shore Financial Corporation and the Bank, stated that, "The holding company form of ownership provides greater
flexibility   that   potentially   could   result  in  greater   value  for  our
stockholders."

Shore Bank is presently a federally chartered savings bank headquartered in Onley, Virginia. Effective tomorrow, March 17, 1998, the common stock of Shore Financial Corporation, $0.33 par value par value per share, replaces the Savings Bank's common stock on the Nasdaq National Market and will continue to trade under the symbol "SHBK."